Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 13, 2012, with respect to:

•                  the consolidated financial statements of GeoResources, Inc., and

•                  the financial statements of SBE Partners LP

included in the Current Report on Form 8-K of Halcón Resources Corporation dated August 1, 2012 and filed on September 11, 2012, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said reports in this Registration Statement of the aforementioned reports.

/s/ Grant Thornton LLP

Houston, Texas

May 30, 2013